Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form F-3, and to the incorporation by reference therein of our report dated 8th February 2013, with respect to the financial statements of POINTER DO BRASIL COMERCIAL S.A. included in the Annual Report (Form 20-F) of Pointer Telocation Ltd., for the year ended 31st December 2012.

São Paulo, Brazil, 18th March 2013.

/s/ Ricardo Julio Rodil
RICARDO JULIO RODIL
Engagement Partner
BAKER TILLY BRASIL
AUDITORES INDEPENDENTES S/S